SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted by
[X]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                             PINNACLE SYSTEMS, INC.
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                (Name of Registrant as Specified in its Charter)

                             PINNACLE SYSTEMS, INC.
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                   (Name of Person(s) Filing Proxy Statement)


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                  computed pursuant to Exchange Act Rule 0-11:

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                             PINNACLE SYSTEMS, INC.
                            280 NORTH BERNARDO AVENUE
                             MOUNTAIN VIEW, CA 94043

                                   May 6, 1999


A Message to Our Shareholders,

If you were a holder of Pinnacle Systems, Inc. common stock as of the close of business on March 31, 1999, you should have received a Notice of Special Meeting and a Proxy Statement relating to the approval of (1) an amendment to Pinnacle's Articles of Incorporation to increase the authorized shares of Common Stock to 30,000,000 (the "Amendment") and (2) an amendment to Pinnacle's Bylaws to increase the number of directors to a maximum of nine.

Subsequent to the mailing of the Proxy Statement, the Board of Directors of Pinnacle approved a 2-for-1 stock split. Shareholders of record on May 14, 1999 will be entitled to one additional share of common stock for each share of Pinnacle common stock held on that date. The payment date will be June 4, 1999. Under California law, this stock split does not require shareholder approval since it increases the number of shares outstanding and authorized proportionately.

If the shareholders approve the Amendment at the Special Meeting, the authorized number of shares will increase from 15,000,000 to 30,000,000 shares. Then, as a result of the stock split, the Board of Directors, as authorized under California law, will be entitled to increase the authorized number of shares proportionately. As a result of the stock split, the number of shares of Pinnacle common stock outstanding will increase from approximately 11,152,000 shares to approximately 22,304,000 shares. In addition, as a result of the stock split, the number of shares reserved for issuance under Pinnacle's employee stock plans and for issuance upon exercise of outstanding warrants and options will double to approximately 6,814,000.

As a result, if the Amendment is not approved by the shareholders, Pinnacle will have a very small amount of authorized shares -- approximately 880,000 -- available in the future. As described in the Proxy Statement, there are many important corporation activities that may require additional authorized shares, such as raising equity capital, adopting additional employee stock plans or reserving additional shares for issuance under its existing employee stock plans, and making acquisitions through the use of stock. The Board of Directors believes that, notwithstanding the stock split, approval of the Amendment is very important to ensure that the Company will have a sufficient number of shares available should it decide to use its shares for one or more of these activities in the future.

Therefore, we urge you to approve the Amendment to increase the authorized number of shares of common stock. If you have not yet voted your shares for the Amendment, we encourage you to do so on the proxy card that was enclosed with the Proxy Statement. Proxy cards that are not returned are automatically recorded as a vote against the proposals being presented at the Special Meeting. Therefore, if you support the amendment, you need to vote "YES" and return the form at your earliest convenience. If your stock is held in a brokerage account, you should telephone your broker and request that the proxy information be forwarded to you immediately.

If you have already mailed in a proxy card, you may revoke it at any time before its use at the Special Meeting by delivering to the Secretary of Pinnacle a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person.


                                  Arthur D. Chadwick,
                                  Vice President, Finance and Administration,
                                  Chief Financial Officer and Secretary